Westwood Holdings Group, Inc. Reports First Quarter 2020 Results
Strong Relative Performance for our US Value Equity Products
Functioning Smoothly Amid COVID-19 Pandemic

Dallas, TX, April 29, 2020 – Westwood Holdings Group, Inc. (NYSE: WHG) today reported first quarter 2020 earnings. Highlights from the quarter include:
▪Our LargeCap Value, SMidCap, SmallCap Value, AllCap Value and LargeCap Select strategies, and our Total Return strategy fund all beat their primary benchmarks for the quarter.
▪Our LargeCap Value, SMidCap and AllCap Value strategies achieved top quartile institutional rankings, while our Total Return strategy fund achieved a top decile institutional ranking.
▪Our significant investment in cloud-based systems and business continuity planning enabled our teams to continue to serve our clients well while working remotely amid the COVID-19 pandemic.
▪Revenues of $16.7 million compared with $18.6 million in the fourth quarter of 2019 and $23.9 million a year ago.
▪Net income of $1.1 million compared with $2.5 million in the fourth quarter of 2019 and $0.4 million a year ago. Non-GAAP Economic Earnings of $4.2 million, compared with $5.4 million in the fourth quarter of 2019 and $4.1 million a year ago.
▪Repurchased 272,059 shares of our common stock for an aggregate purchase price of $4.9 million.
▪At quarter-end, Westwood had $82.4 million in cash and short-term investments, stockholders' equity of $138.4 million and no debt.

After quarter-end we repurchased an additional 407,697 shares of our common stock for an aggregate purchase price of approximately $8.1 million, which completed the amount previously authorized under our share repurchase program. Subsequently, Westwood’s Board of Directors authorized an additional $10.0 million of share repurchases under our share repurchase program.
Revenues were lower than the fourth quarter of 2019 and last year's first quarter principally due to lower average assets under management ("AUM").
AUM at March 31, 2020 totaled $11.6 billion, versus $15.2 billion at December 31, 2019 and $16.8 billion at March 31, 2019. The decreases were due to net outflows in our Income Opportunity and LargeCap Value strategies primarily during late 2019 and pandemic-affected market depreciation in early 2020 across multiple strategies.
First quarter 2020 net income of $1.1 million was lower than fourth quarter 2019 net income of $2.5 million primarily due to lower revenues and unrealized losses on private investments, partially offset by lower operating expenses and income taxes. Diluted earnings per share ("EPS") for the first quarter of 2020 were $0.13 compared to $0.30 for the fourth quarter of 2019. Non-GAAP Economic Earnings for the first quarter of 2020 were $4.2 million, or $0.50 per share, a decrease from $5.4 million, or $0.64 per share, in 2019's fourth quarter.
First quarter 2020 net income of $1.1 million increased from first quarter 2019 net income of $0.4 million primarily due to lower operating expenses, particularly employee compensation and benefits, foreign currency transaction gains and income taxes, partially offset by lower revenues and unrealized losses on private investments. Diluted EPS for the first quarter of 2020 were $0.13 compared to $0.05 for the first quarter of 2019. Non-GAAP Economic Earnings for the first quarter of 2020 were $4.2 million, or $0.50 per share, up from $4.1 million, or $0.49 per share for the first quarter of 2019.
Brian Casey, Westwood’s President and CEO, commented, "The first quarter of 2020 will go down in history as one of the toughest on record. Our U.S. investment teams performed well and we had solid momentum in our sales and distribution efforts prior to the Covid-19 shutdown. The investments we have made in technology over the past several years allowed our entire team to work seamlessly from their homes. We held daily management team meetings and weekly crisis team meetings to manage through the early stages of the global pandemic. We completed the remainder of our buyback program and established a new $10.0 million share repurchase program for future flexibility while remaining debt free. We are suspending our second quarter dividend in order to preserve capital during these unprecedented times. Our Board of Directors will review the dividend each quarter for potential reinstatement when we have greater clarity with respect to the economy and the capital markets."
Economic Earnings and Economic EPS are non-GAAP performance measures and are explained and reconciled with the most comparable GAAP numbers in the attached tables.
Westwood will host a conference call to discuss first quarter 2020 results and other business matters at 4:30 p.m. Eastern time today. To join the conference call, dial 877-303-6235 (U.S. and Canada) or 631-291-4837 (international). The conference call can also be accessed via our Investor Relations page at westwoodgroup.com and will be available for replay through May 7, 2020 by dialing 855-859-2056 (U.S. and Canada) or 404-537-3406 (international) and entering the passcode 3591568.

About Westwood
Westwood Holdings Group, Inc. provides investment management services to institutional investors, private wealth clients and financial intermediaries. The firm has $11.6 billion in assets under management, of which $1.6 billion are in values-based, global-sanctions compliant and socially responsible investment mandates as of March 31, 2020. Westwood offers a range of investment strategies including U.S. equities, Multi-Asset, Emerging Markets equities, Global Convertible securities and Master Limited Partnerships (MLPs) portfolios. Access to these strategies is available through separate accounts, the Westwood Funds® family of mutual funds, UCITS funds and other pooled vehicles. Westwood benefits from significant, broad-based employee ownership and trades on the New York Stock Exchange under the symbol “WHG.” Based in Dallas, Westwood also maintains offices in Toronto, Boston and Houston.

For more information on Westwood, please visit westwoodgroup.com.

Forward-looking Statements
Statements in this press release that are not purely historical facts, including, without limitation, statements about our expected future financial position, results of operations or cash flows, as well as other statements including without limitation, words such as “anticipate,” “believe,” “expect,” “could,” and other similar expressions, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as

amended. Actual results and the timing of some events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including, without limitation:
the composition and market value of our AUM; our ability to maintain our fee structure in light of competitive fee pressures; the impact of the recent COVID-19 pandemic; the significant concentration of our revenues in a small number of customers; our ability to avoid termination of client agreements and the related investment redemptions; regulations adversely affecting the financial services industry; competition in the investment management industry; our ability to develop and market new investment strategies successfully; our AUM include investments in foreign companies; our reputation and our relationships with current and potential customers; our ability to attract and retain qualified personnel; our ability to maintain effective cyber security; our ability to perform operational tasks; our ability to identify and execute on our strategic initiatives; our ability to maintain effective information systems; our ability to select and oversee third-party vendors; litigation risks; our ability to declare and pay dividends; our ability to fund future capital requirements on favorable terms; our ability to properly address conflicts of interest; our ability to maintain adequate insurance coverage; our ability to maintain an effective system of internal controls; our stock is thinly traded and may be subject to volatility; our organizational documents contain provisions that may prevent or deter another group from paying a premium over the market price to our stockholders to acquire our stock; we are a holding company dependent on the operations and funds of our subsidiaries; our relationships with investment consulting firms; and the other risks detailed from time to time in Westwood’s SEC filings, including, but not limited to, its annual report on Form 10-K for the year ended December 31, 2019 and its quarterly report on Form 10-Q for the quarter ended March 31, 2020. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, Westwood is not obligated to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

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SOURCE: Westwood Holdings Group, Inc.

(WHG-G)
CONTACT:
Westwood Holdings Group, Inc.
Terry Forbes
Chief Financial Officer and Treasurer
(214) 756-6900

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(in thousands, except per share and share amounts)
(unaudited)

	Three Months Ended
	March 31, 2020	December 31, 2019	March 31, 2019
REVENUES:
Advisory fees:
Asset-based	$11,102	$12,768	$16,406
Performance-based	—	310	180
Trust fees	5,951	6,219	6,539
Other, net	(384)	(681)	737
Total revenues	16,669	18,616	23,862

EXPENSES:
Employee compensation and benefits	12,668	12,092	14,610
Sales and marketing	478	518	530
Westwood mutual funds	515	674	846
Information technology	2,031	2,150	1,977
Professional services	1,193	1,064	1,149
General and administrative	2,306	2,363	2,434
(Gain) loss on foreign currency transactions	(2,938)	712	820
Total expenses	16,253	19,573	22,366
Net operating income (loss)	416	(957)	1,496
Unrealized gains (losses) on private investments	(995)	3,296	—
Investment income	544	1,318	—
Other income	34	34	—
Income (loss) before income taxes	(1)	3,691	1,496
Income tax expense (benefit)	(1,103)	1,150	1,104
Net income	$1,102	$2,541	$392
Other comprehensive income (loss):
Foreign currency translation adjustments	(3,242)	856	831
Total comprehensive income (loss)	$(2,140)	$3,397	$1,223

Earnings per share:
Basic	$0.13	$0.30	$0.05
Diluted	$0.13	$0.30	$0.05

Weighted average shares outstanding:
Basic	8,414,393	8,389,322	8,363,109
Diluted	8,458,473	8,449,689	8,455,386

Economic Earnings	$4,200	$5,418	$4,116
Economic EPS	$0.50	$0.64	$0.49

Dividends declared per share	$0.43	$0.72	$0.72

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par value and share amounts)
(unaudited)

	March 31, 2020	December 31, 2019
ASSETS
Current Assets:
Cash and cash equivalents	$45,116	$49,766
Accounts receivable	11,172	13,177
Investments, at fair value	37,272	50,324
Prepaid income taxes	658	1,150
Other current assets	2,168	2,544
Total current assets	96,386	116,961
Investments	8,154	8,154
Noncurrent investments at fair value	3,243	4,238
Goodwill	19,804	19,804
Deferred income taxes	3,831	2,216
Operating lease right-of-use assets	7,220	7,562
Intangible assets, net	14,833	15,256
Property and equipment, net of accumulated depreciation of $7,570 and $7,395	3,931	4,152
Other long-term assets	400	364
Total assets	$157,802	$178,707
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$1,676	$2,145
Dividends payable	4,834	7,362
Compensation and benefits payable	2,323	9,975
Operating lease liabilities	1,622	1,584
Accrued stock repurchases	920	—
Income taxes payable	323	289
Total current liabilities	11,698	21,355
Accrued dividends	411	1,303
Noncurrent operating lease liabilities	7,304	7,762
Total long-term liabilities	7,715	9,065
Total liabilities	19,413	30,420

Stockholders’ Equity:
Common stock, $0.01 par value, authorized 25,000,000 shares, issued 10,548,103 and outstanding 8,780,041 shares at March 31, 2020; issued 10,306,570 and outstanding 8,881,086 shares at December 31, 2019	106	103
Additional paid-in capital	206,267	203,441
Treasury stock, at cost – 1,768,061 shares at March 31, 2020; 1,425,483 shares at December 31, 2019	(69,965)	(63,281)
Accumulated other comprehensive loss	(6,185)	(2,943)
Retained earnings	8,166	10,967
Total stockholders’ equity	138,389	148,287
Total liabilities and stockholders’ equity	$157,802	$178,707

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,102	$392
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	233	212
Amortization of intangible assets	423	413
Unrealized (gains) losses on investments	1,133	(374)
Stock-based compensation expense	2,616	3,252
Deferred income taxes	(1,643)	273
Non-cash lease expense	305	242
Changes in operating assets and liabilities:
Net (purchases) sales of investments – trading securities	12,916	16,554
Accounts receivable	1,844	2,981
Other current assets	326	(886)
Accounts payable and accrued liabilities	(469)	(275)
Compensation and benefits payable	(7,356)	(12,305)
Income taxes payable	475	379
Other liabilities	(383)	(293)
Net cash provided by operating activities	11,522	10,565
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(16)	(71)
Purchases of investments	—	(250)
Net cash used in investing activities	(16)	(321)
CASH FLOWS FROM FINANCING ACTIVITIES:
Purchases of treasury stock	(3,947)	(981)
Purchases of treasury stock for employee stock plans	(697)	—
Restricted stock returned for payment of taxes	(1,120)	(2,385)
Cash dividends	(7,324)	(7,686)
Net cash used in financing activities	(13,088)	(11,052)
Effect of currency rate changes on cash	(3,068)	780
NET DECREASE IN CASH AND CASH EQUIVALENTS	(4,650)	(28)
Cash and cash equivalents, beginning of period	49,766	52,449
Cash and cash equivalents, end of period	$45,116	$52,421

Supplemental cash flow information:
Cash paid during the period for income taxes	$64	$453
Accrued dividends	$5,245	$7,980
Accrued purchases of property and equipment	$—	$425
Accrued purchases of treasury stock	$920	$—

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
Reconciliation of Net Income to Economic Earnings
(in thousands, except per share and share amounts)
(unaudited)

	Three Months Ended
	March 31, 2020	December 31, 2019	March 31, 2019
Net Income	$1,102	$2,541	$392
Add: Stock-based compensation expense	2,616	2,373	3,252
Add: Intangible amortization	423	445	413
Add: Tax benefit from goodwill amortization	59	59	59
Economic Earnings	$4,200	$5,418	$4,116

Diluted weighted average shares	8,458,473	8,449,689	8,455,386
Economic EPS	$0.50	$0.64	$0.49

As supplemental information, we are providing non-GAAP performance measures that we refer to as Economic Earnings and Economic EPS. We provide these measures in addition to, not as a substitute for, net income and earnings per share, which are reported on a GAAP basis. Our management and Board of Directors review Economic Earnings and Economic EPS to evaluate our ongoing performance, allocate resources, and review our dividend policy. We believe that these non-GAAP performance measures, while not substitutes for GAAP net income or earnings per share, are useful for management and investors when evaluating our underlying operating and financial performance and our available resources. We do not advocate that investors consider these non-GAAP measures without also considering financial information prepared in accordance with GAAP.
We define Economic Earnings as net income plus non-cash equity-based compensation expense, amortization of intangible assets, and deferred taxes related to goodwill. Although depreciation on fixed assets is a non-cash expense, we do not add it back when calculating Economic Earnings because depreciation charges represent an allocation of the decline in the value of the related assets that will ultimately require replacement. In addition, we do not adjust Economic Earnings for tax deductions related to restricted stock expense or amortization of intangible assets. Economic EPS represents Economic Earnings divided by diluted weighted average shares outstanding.